[Graphic Omitted: Neoware Logo]                                     Exhibit 99.1

                                                                   PRESS RELEASE




                 Neoware Reports Fiscal 2003 and Fourth Quarter
                              Revenue and Earnings

    Revenues, Gross Margins and Earnings Hit New Records Driven by Increasing
       Market Acceptance of Neoware's Thin Client Appliances and Software


         KING OF PRUSSIA, Pa., August 21, 2003 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of award-winning software, services, and managed thin client appliances, today reported record financial results for its fiscal year and fourth quarter ended June 30, 2003.

FINANCIAL HIGHLIGHTS

For the fiscal year ended June 30, 2003:

      o Revenues increased 68% to a record $57,522,240 from $34,309,667 in the prior year.

      o Operating income increased 230% to $9,839,284 from $2,982,275, and represented 17% of revenue, up from 9% of revenue in the prior year.

      o Net income tripled to $6,311,757, or $.43 per diluted share, compared to a pro-forma net income of $2,098,125, or $.18 per diluted share in the prior year. GAAP net income in the prior year was $4,625,048, or $.39 per diluted share. The pro-forma, or non-GAAP, net income for the prior year assumes an effective tax rate of 36% and removes the income tax benefit of $1,346,728 that resulted from the reversal of a previously recorded reserve against deferred income tax assets.

For the quarter ended June 30, 2003:

      o Revenues increased 12% to a record $15,823,667 from $14,081,225 in the prior year quarter. The quarter ended June 30, 2002 was the first full quarter following the NCD ThinSTAR acquisition, which occurred in March 2002.

      o Operating income increased 56% to $2,597,838 from $1,662,722, and represented 16% of revenues, up from 12% of revenues in the prior year quarter.

      o Net income increased 56% to $1,700,218, or $.12 per diluted share, compared to a pro-forma net income of $1,089,933, or $.08 per diluted share a year ago. GAAP net income in the prior year quarter was $3,049,749, or $.23 per diluted share. The pro-forma, or non-GAAP, net income for the prior year assumes an effective tax rate of 36% and removes the income tax benefit of $1,346,728 that resulted from the reversal of a reserve against deferred income tax assets.

      o Gross margin increased to a record 47% from 40% in the prior year quarter. Gross margin increased as a result of lower product costs on higher revenues, as well as a favorable product mix including increased revenues from software sales.

         "This was the strongest year and the strongest quarter yet for Neoware, with record revenues, gross margins, cash flow, and earnings," stated Michael Kantrowitz, Neoware's Chairman and CEO. "Our alliance with IBM is delivering very positive results, as sales through IBM - particularly to large enterprise customers - were significantly higher than in previous quarters, and our pipeline of opportunities with IBM continues to grow."

         "During this year we established our Company as a leader in the thin client appliance market. We are investing significantly in our business, and have increased operating expenses in all areas over this past year to position ourselves for the upturn that we believe is occurring in our market. Importantly, even as we have done this, we improved our financial results significantly by effectively managing our business and our growth."

         "Neoware is very well positioned to continue to grow, both organically and through carefully targeted acquisitions. We have a robust and growing market, a strong competitive position, a proven business model, positive cash flow from operations, and a current cash balance of more than $42 million. We have successfully integrated four acquisitions, we developed a strategic alliance with IBM that is delivering results, and we recently filed a registration statement that would allow us to raise up to $100 million in additional capital to fund potential acquisitions," Mr. Kantrowitz continued.

ADDITIONAL FINANCIAL HIGHLIGHTS

      o Cash flow from operations for the year ended June 30, 2003 was $10,154,933 compared to cash used by operations of $843,661 in the prior year.

      o Cash increased to $29,164,875 at June 30, 2003 from $17,031,422 at June 30, 2002, primarily as a result of positive cash flow from operations and the fact that limited federal income taxes were payable as a result of tax loss carryforwards and current deductions from the exercise of options by employees. As a result of the net effect of the acquisition of the TeemTalk software business from Pericom Software and a private placement of our common stock, both of which occurred in July 2003, the Company's current cash balance is in excess of $42 million.

      o Inventory on hand was $772,494, or 8 days at June 30, 2003, down from $1,040,851, or 11 days, in the prior year as a result of the supply chain efficiencies of the Company's software-focused business model.

CUSTOMER HIGHLIGHTS

      o Selected customers in the quarter included 1-800 Flowers, Air New Zealand, Ardent Health Services, Autozone, Comcast Cable, Cook County Courts, Discount Tire, Ikea, Keystone Automotive, Kroger, Lee Memorial Health, Missouri Department of Corrections, National City Mortgage, Panasonic, Safeway, Sears, Target Corporation, TJ Maxx Stores, Widener University, VA Medical Centers, and Verizon.


          "Looking forward, we project continued top line growth, driven by the robust growth that is projected in the thin client market by IDC, as well as our leadership position in the market. For our targeted customers, Neoware's products save money, increase desktop security, improve reliability, and reduce management difficulties associated with large networks of personal computers. These benefits are driving the growth we're seeing," Mr. Kantrowitz continued.

         "We further expect our financial results to benefit from Neoware's new ThinPC and TeemTalk software, which provide our customers many of the benefits of thin client technology without replacing their existing personal computers. These new software products have lower up-front costs for our customers with higher gross margins than our traditional thin client products, and they allow us to pursue a significant new market opportunity."

UPCOMING INVESTOR EVENTS

         Neoware plans to participate in the following investor events. Note that dates are subject to change - please confirm via the Company's web site closer to the event date.

         SG Cowen Fall Technology Conference
         Boston, MA
         Sept 5, 2003

         Roth Capital Partners Technology Conference
         New York, NY
         Sept 10, 2003

         AEA Classic
         San Diego, CA
         November 3-4, 2003

         Neoware Annual Meeting
         King of Prussia, PA
         December 3, 2003


CONFERENCE CALL INFORMATION

         In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on August 21, 2003. The conference call will be available live via the Internet on Vcall at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call.

         The call will also be accessible by dialing 1.800.553.2379 for domestic calls and +1.303.267.1010 for international calls. The conference ID will be 230536. A replay of the call will be available through September 4, 2003 by dialing 1.800.615.3210 domestically and +1.703.326.3020 internationally.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain pro forma financial measures for the prior fiscal year, which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying schedule. Net income for the fiscal year and fourth quarter ended June 30, 2002 included an income tax benefit of $1,346,728 that resulted from the reversal of a previously recorded reserve against deferred income tax assets and did not include any expense for a normalized income tax provision. We have, therefore, provided the non-GAAP measures to provide a consistent basis of comparison between periods by adjusting net income and net income per share for the fiscal year and quarter ended June 30, 2002 by excluding the income tax benefit for those periods and assuming an effective tax rate of 36%, which is the Company's effective tax rate for the 2003 fiscal year. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a consistent basis for evaluating the Company's net income and income per share for the year and fourth quarter ended June 30, 2002 and 2003, respectively.

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers, that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the projected robust growth of our market and our ability to capitalize on this growth; our expectation of our increased investment in our business and continued growth, organically and through acquisitions; the benefits of our strong competitive position and our proven business model; possible future sales of our securities; the anticipated increase in revenues; the benefits of our leadership position; the cost-saving benefits of our products to our customers; and the anticipated financial benefits from the sale of our ThinPC and TeemTalk software. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include, the timing and receipt of future orders, our timely development and customers' acceptance of our products, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, adverse changes in customer order patterns, our ability to identify and successfully consummate and integrate future acquisitions, our ability to successfully sell our securities, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2002 and Form 10-Q for the quarter ended March 31, 2003.


Neoware, ThinPC, and TeemTalk are trademarks of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

                              NEOWARE SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS


                             ASSETS                                    June 30, 2003         June 30, 2002

                                                                    --------------------  --------------------
CURRENT ASSETS:
Cash and cash equivalents                                                   $29,164,875           $17,031,422
Marketable securities                                                                 -               183,333
Accounts receivable, net                                                     11,088,994             9,520,558
Inventories                                                                     772,494             1,040,851
Prepaid expenses and other                                                      798,383               551,598
Deferred income taxes                                                           945,585             1,394,864
                                                                    --------------------  --------------------
Total current assets                                                         42,770,331            29,722,626

Property and equipment, net                                                     572,048               622,235
Goodwill                                                                      8,943,175             8,994,286
Other Intangibles                                                             2,090,617             2,574,654
Note receivable                                                                       -               263,732
Deferred income taxes                                                                 -               173,648
Capitalized software, net                                                             -                47,779
                                                                    --------------------  --------------------
                                                                            $54,376,171           $42,398,960
                                                                    ====================  ====================

                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                             $4,206,346            $3,111,164
Accrued expenses                                                              2,817,791             2,136,776
Capital lease obligations                                                         6,557                63,037
Deferred revenue                                                                691,614               582,290
                                                                    --------------------  --------------------
Total current liabilities                                                     7,722,308             5,893,267
                                                                    --------------------  --------------------

Capital lease obligations, non-current portion                                   10,252               204,131
Deferred income taxes                                                            16,788                     -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock                                                                     14,056                12,936
Additional paid-in capital                                                   44,214,516            40,291,861
Treasury stock                                                                 (100,000)             (100,000)
Accumulated other comprehensive income                                          (26,943)             (116,672)
Retained earnings (deficit)                                                   2,525,194            (3,786,563)
                                                                    --------------------  --------------------
Total stockholders' equity                                                   46,626,823            36,301,562
                                                                    --------------------  --------------------
                                                                            $54,376,171           $42,398,960
                                                                    ====================  ====================

                              NEOWARE SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    (Unaudited)     (Unaudited)
                                                      June 30,        June 30,            June 30,          June 30,
                                                        2003            2002                2003              2002
                                                  ---------------- ----------------   ----------------- ----------------


                                                          Three Months Ended                 Twelve Months Ended
                                                  ---------------------------------   ----------------------------------
Net revenues                                          $15,823,667      $14,081,225         $57,522,240      $34,309,667
Cost of revenues                                        8,332,517        8,482,298          31,549,474       20,345,034
                                                  ---------------- ----------------   ----------------- ----------------
Gross profit                                            7,491,150        5,598,927          25,972,766       13,964,633
                                                  ---------------- ----------------   ----------------- ----------------

Sales and marketing                                     3,033,684        2,308,322           9,970,943        6,381,124
Research and development                                  536,625          413,938           1,837,055        1,441,359
General and administrative                              1,323,003        1,213,945           4,325,484        3,159,875
                                                  ---------------- ----------------   ----------------- ----------------
Operating expenses                                      4,893,312        3,936,205          16,133,482       10,982,358
                                                  ---------------- ----------------   ----------------- ----------------

Operating income                                        2,597,838        1,662,722           9,839,284        2,982,275
Loss on investment                                              -                -            (300,000)               -
Interest income, net                                       58,752           40,299             322,834          296,045
                                                  ---------------- ----------------   ----------------- ----------------

Income before income taxes                              2,656,590        1,703,021           9,862,118       $3,278,320
Income tax provision (benefit)                            956,372       (1,346,728)          3,550,361       (1,346,728)
                                                  ---------------- ----------------   ----------------- ----------------

Net income                                             $1,700,218       $3,049,749          $6,311,757       $4,625,048
                                                  ================ ================   ================= ================

Basic net income per share                                  $0.12            $0.26               $0.46            $0.42
                                                  ================ ================   ================= ================

Diluted net income per share                                $0.12            $0.23               $0.43            $0.39
                                                  ================ ================   ================= ================
Weighted average number of common shares used
  in basic earnings per share computation              13,950,356       11,916,044          13,601,186       10,904,565
                                                  ================ ================   ================= ================
Weighted average number of common shares used
  in diluted earnings per share computation            14,647,585       13,417,597          14,695,819       11,851,327
                                                  ================ ================   ================= ================

                              NEOWARE SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    (Unaudited)      (Unaudited)
                                                    -----------      -----------
                                                    Three Months     Three Months       Twelve Months    Twelve Months
                                                       Ended            Ended               Ended            Ended
                                                   June 30, 2003    June 30, 2002       June 30, 2003    June 30, 2002
                                                   -------------    -------------       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                             $1,700,218       $3,049,749          $6,311,757       $4,625,048
Adjustments to reconcile net income to net cash
provided by (used in) operating activities-
Loss on investment                                              -                              300,000                -
Stock Option benefit on deferred income taxes           1,805,251                            1,805,251
Deferred income taxes                                  (1,939,235)      (1,347,481)            639,715       (1,347,481)
Depreciation and amortization                             223,095          164,829             786,492          496,233
Changes in operating assets and liabilities-
(Increase) decrease in:
   Accounts receivable                                 (1,773,367)      (3,398,913)         (1,568,436)      (5,670,353)
   Inventories                                            354,567         (450,645)            268,357         (578,166)
   Prepaid expenses and other                             142,168         (209,097)           (273,723)         (57,119)
Increase (decrease) in:
   Accounts payable                                       775,404          415,546           1,095,182        1,050,851
   Accrued expenses                                       668,162          493,324             681,014          498,114
   Deferred revenue                                        63,283          236,123             109,324          139,212
                                                  ----------------------------------------------------------------------

Net cash provided by operating activities               2,019,546       (1,046,565)         10,154,933         (843,661)
                                                  ----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Activ-e Solutions                                              (25,663)                            (220,649)
Purchase of NCD ThinSTAR                                                   (29,178)                          (4,172,414)
Purchase of intangible assets                              46,538          (14,950)                  -          (64,573)
Purchases of property and equipment, net                  (46,756)         (39,580)           (153,379)        (128,324)
                                                  ----------------------------------------------------------------------

Net cash used in investing activities                       (218)        (109,371)           (153,379)      (4,585,960)
                                                  ----------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank debt                                          -                -                   -         (388,213)
Repayments of capital leases                             (201,624)         (15,019)           (250,359)         (33,317)
Proceeds from private placement                                 -       11,192,716                   -       11,192,716
Expenses for prior issuance of common stock                     -                -            (122,409)               -
Exercise of stock options and warrants                    263,081           27,514           2,240,935          162,789
(Increase)/Decrease in note receivable                    254,269         (216,111)            263,732         (185,467)
                                                  ----------------------------------------------------------------------
     Net cash provided by financing activities            315,726       10,989,100           2,131,899       10,748,508
                                                  ----------------------------------------------------------------------
INCREASE IN CASH AND CASH EQUIVALENTS                   2,335,054        9,833,164          12,133,453        5,318,887
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD         26,829,821        7,198,258          17,031,422       11,712,535
                                                  ----------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $29,164,875      $17,031,422         $29,164,875      $17,031,422
                                                  ======================================================================
SUPPLEMENTAL DISCLOSURES:
   Cash paid for income taxes                             896,286                -             976,233           25,000
   Cash paid for interest                                   6,116            8,442              32,078           26,422
   Cash received for interest                             170,346          163,503             365,686          366,151

                              NEOWARE SYSTEMS, INC.
                        SCHEDULE OF PRO-FORMA ADJUSTMENTS
                                   (Unaudited)

                                                                     Three Months                        Twelve Months
                                                                        Ended                                Ended
                                                                       June 30,                             June 30,
                                                                         2002                                 2002
                                                  ---------------- ----------------   ----------------- ----------------

GAAP net income                                                         $3,049,749                           $4,625,048
Less recorded income tax benefit                                        (1,346,728)                          (1,346,728)
Add pro-forma provision for income taxes at
  assumed 36% effective rate                                               613,088                            1,180,195

                                                  ---------------- ----------------   ----------------- ----------------
Pro-forma net income                                                    $1,089,933                           $2,098,125
                                                  ---------------- ----------------   ----------------- ----------------

Basic net income per share as reported                                        $.26                                 $.42
Diluted net income per share as reported                                      $.23                                 $.39

Basic pro-forma net income per share                                          $.09                                 $.19
Diluted pro-forma net income per share                                        $.08                                 $.18

Weighted average number of common shares used
  in basic earnings per share computation                               11,916,044                           10,904,565
Weighted average number of common shares used
  in diluted earnings per share computation                             13,417,597                           11,851,327